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                                                                   Exhibit 10.58

                                                                  EXECUTION COPY


                           MODEX THERAPEUTIQUES, S.A.

                          STOCKHOLDERS VOTING AGREEMENT


         This STOCKHOLDERS VOTING AGREEMENT (the "Agreement"), is made as of this 10th day of July, 1996 by and among CytoTherapeutics, Inc., a Delaware corporation ("CTI"), Societe Financiere Valoria S.A., a Swiss corporation ("Valoria"), and those individual stockholders listed on the signature page hereto ("Individual Stockholders," together with CTI and Valoria, "Founders," each a "Founder").

         WHEREAS, each of the Founders owns that number of shares of the Common Stock ("Common Stock") of Modex Therapeutiques, S.A. ("Modex") set forth next to his or its name on Exhibit A; and

         WHEREAS, simultaneously herewith CTI has invested SFr 1.2 million in Common Stock, loaned to Modex an additional SFr 1.2 million pursuant to a Convertible Loan Agreement dated as of the same date as this Agreement and agreed, under such Agreement, to loan Modex an additional SFr 2.4 million on the second anniversary of this Agreement (the "Second Anniversary") if certain conditions are met; and

         WHEREAS, simultaneously herewith Valoria has loaned to Modex SFr 2.4 million under the terms of a similar Convertible Loan Agreement dated as of the same date as this Agreement and agreed, under such Agreement, to loan Modex an additional SFr 1.2 million on the Second Anniversary; and

         WHEREAS, it was a condition to CTI and Valoria making such investments in Modex that this Agreement be executed by the parties hereto; and

         WHEREAS, the Individual Stockholders wish to encourage such investments and to agree with CTI and Valoria as provided herein; and

         WHEREAS, all the Founders wish to agree herein as to how all voting securities of Modex held by the Founders shall be voted, and to provide, among other matters, for the election of the Directors of Modex;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Founders hereby agree as follows:

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         1.  Board of Directors.

         (a) Each Founder agrees to vote all voting shares of Modex's Common Stock now owned by such Founder and any such shares hereafter acquired or controlled by such Founder (collectively, the "Voting Securities"), and otherwise to use such Founder's best efforts, to set the number of directors on the Board of Directors of Modex at five and to cause and maintain the election to the Board of Directors of: (i) three persons designated by CTI and (ii) two persons designated by a majority of the Individual Stockholders.

         The initial designees of CTI pursuant to clause (i) above shall be Dr. Seth A. Rudnick, John Swen and Dr. Peter Simon. The initial designees of the Individual Stockholders pursuant to clause (ii) above shall be Drs. Patrick Aebischer and Max Wilhelm.

         (b) In the absence of any designation by CTI, each Founder shall vote to re-elect any director previously designated by CTI then serving on the Board of Directors if such director is still eligible to serve, as provided herein. In the absence of any designation by the Individual Stockholders, each Founder shall vote to re-elect any director previously designated by such Individual Stockholders then serving on the Board of Directors if such director is still eligible to serve, as provided herein.

         (c) No Founder shall vote to remove any member of the Board of Directors designated by CTI in accordance with the aforesaid procedure unless CTI so votes, and if CTI so votes then all other Founders shall likewise so vote. No Founder shall vote to remove any member of the Board of Directors designated by the Individual Stockholders in accordance with the aforesaid procedure unless the Individual Stockholders so vote, and if the Individual Stockholders so vote, then all other Founders shall likewise so vote.

         (d) Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 1 by CTI shall immediately be filled by another person designated by CTI and any such vacancy created by the resignation, removal, incapacity or death of any person designated under this Section 1 by the Individual Stockholders shall immediately be filled by another person designated by the Individual Stockholders. Each Founder shall vote such Founder's Voting Securities in accordance with any such new designation, and no such vacancy shall be filled in the absence of a new designation by the original designating party or parties.

         2.  General Voting Agreement.

         Except as otherwise set forth in Section 1, each Founders agrees to vote all shares of Voting Securities in regard to any matter for which such Founder has the right to vote under the Articles of Incorporation of Modex or applicable law as follows:

         (a) A percentage of the Founder's Voting Securities equal to the CTI Percentage shall be voted in the manner designated by CTI;

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         (b) A percentage of the Founder's Voting Securities equal to the IS
Percentage shall be voted in the manner designated by a majority of the Individual Stockholders; and

         (c) A percentage of the Founder's Voting Securities equal to the Valoria Percentage shall be voted in the manner designated by Valoria.

         For purposes of this Agreement, (i) the "CTI Percentage" shall be that percentage equal to (x) the number of shares of Voting Securities held by CTI, on an as-converted basis, multiplied by (y) 100 and divided by (z) the number (the "Total Number") of Voting Securities issued and outstanding and held by all Founders, on an as-converted basis; (ii) the "IS Percentage" shall be that percentage equal to (x) the number of Voting Securities held by the Individual Stockholders, on an as-converted basis, multiplied by (y) 100 and divided by (z) the Total Number; and (iii) the "Valoria Percentage" shall be that percentage equal to (x) the number of Voting Securities held by Valoria, on an as-converted basis, multiplied by (y) 100 and divided by (z) the Total Number. For the purposes of this Agreement, "as converted" means, with respect to any Founder or any group of Founders, the number of shares of Voting Securities held by such Founder or group of Founders after giving effect to the conversion by such Founder or Group of Founders of any Note or other security of Modex convertible into Voting Securities.

         3.  Termination.

         (a) This Agreement shall terminate on the earlier to occur of the tenth anniversary of this Agreement or the closing of an underwritten public offering of the Common Stock.

         (b) Unless earlier terminated in accordance with the provisions of
Section 3(a), the rights granted to CTI pursuant to Section 1 shall terminate at such time as any Individual Stockholder has notified CTI in writing that the CTI Percentage is less than 50% and CTI has failed to increase the CTI Percentage to more than 50% within ninety (90) days of such notice from such Individual Stockholder.

         (c) Subject to Section 10(a), the rights granted to the Individual Stockholders pursuant to Section 1 shall terminate as follows: (i) such rights with respect to each Individual Stockholder shall terminate if such Individual Stockholder has ceased to be a consultant to Modex and (ii) such rights with respect to the Individual Stockholders as a group shall terminate if less than two Individual Stockholders are serving as consultants to Modex.

         4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered to the Founders at their respective addresses set forth on Exhibit A, or in any case to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 4.


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         5. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         6. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings between them or any of them as to such subject matter.

         7. Waivers and Further Agreements. This Agreement may only be amended by the written agreement of all of the parties. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         8. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, including, without limitation, permitted transferees of the Voting Securities. Each party to this Agreement who may wish to transfer any shares of Common Stock of Modex covered by this Agreement shall require as a condition of such transfer that the transferee of such shares agree to be bound by the terms of this Agreement and any applicable provisions of the Articles of Incorporation of Modex, and any transferee of such shares, whether pursuant to such a voluntary transfer, or by operation of law, or otherwise, shall, to the maximum extent permitted by law, be so bound.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11. Governing Law. This Agreement shall be governed by and construed in Iccordance with the internal laws of Switzerland.

         12. Dispute Resolution. All disputes, differences, controversies or claims arising in connection with, or questions occurring under, this Agreement shall be settled as provided in Exhibit B.


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         IN WITNESS WHEREOF, the parties have caused this Stockholders Voting
Agreement to be duly executed as of the date first above written.

                                 CYTOTHERAPEUTICS, INC.



                                 By/s/ Frederic A. Eustis, III
                                   ------------------------------------------
                                    Title:  Vice President and General Counsel



                                 SOCIETE FINANCIERE VALORIA S.A.



                                 By/s/ Christian Puhr
                                   ------------------------------------------
                                    Title:  Power of Attorney



                                 /s/ Patrick Aebischer
                                 --------------------------------------------
                                 Patrick Aebischer

                                 /s/ Max Wilhelm
                                 --------------------------------------------
                                   Max Wilhelm

                                 /s/ Bernard Thorens
                                 --------------------------------------------
                                 Bernard Thorens

                                 By/s/ Shimon Efrat
                                   ------------------------------------------
                                 Shimon Efrat



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                                                                       EXHIBIT A



                   Founder                           Shares of Common
                   -------                             Stock Owned
                                                        -----------
               CytoTherapeutics, Inc.                       6,500
               Wilhelm                                      1,522
               Aebischer                                    1,826
               Thorens                                      1,826
               Efrat                                        1,826
               Societe Financiere Valoria S.A                 500

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                                                                       EXHIBIT B



                                   Arbitration

         Any and all disputes, controversies or claims arising out of, involving or relating to the existence, validity, performance, amendment, breach or termination of this Agreement shall be referred to, settled and finally resolved exclusively under the rules of arbitration of La Chambre de Commerce et d'Industrie de Geneve ("CCIG") by an arbitral tribunal appointed as set forth herein in accordance with said rules. To the extent not prohibited under applicable law, the arbitral tribunal's decision shall be final and binding on the parties and, to the extent not prohibited under applicable law, the parties hereby exclude any right of appeal to any court on the merits of any dispute.

         Subject to the provisions of the last paragraph, each party shall nominate one arbitrator. If a party fails to nominate an arbitrator within thirty (30) days from the date when the claimant's request for arbitration has been communicated to the other party, such appointment shall be made by the rules of CCIG. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as Chair of the arbitral tribunal. If said two arbitrators fail to nominate a Chair within thirty (30) days from the latter of the two appointments, the Chair shall be selected by the rules of CCIG. Such appointment shall be final and binding upon the parties.

         The place of arbitration shall be Geneva, Switzerland.

         The language to be used in the arbitral proceeding shall be English.

         The proceedings shall be governed by the provisions of Chapter 12 of the Swiss Federal Act on International Private Law of December 18, 1987 relating to international arbitration and the rules of arbitration of CCIG.

         This Agreement and the arbitral award shall be governed by the law of Switzerland. The award shall be in writing and shall include the arbitral tribunal's decision as to the costs of the arbitration and reasonable legal fees. The award may grant any relief appropriate under the applicable law, including without limitation declaratory relief and/or specific performance. The award will be notified to the parties by the Arbitral Tribunal.

         In the event that disputes arise between two parties under this Agreement and any other agreement, document or instrument executed in connection with the transactions contemplated hereby, such disputes shall be resolved in a consolidated arbitral proceeding by the three arbitrators appointed in accordance with the provisions above.

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         Notwithstanding the foregoing, in the event that disputes arise between more than two parties under this Agreement or under this Agreement and any other agreement, document or instrument executed in connection with the transactions contemplated hereby, such disputes shall be resolved in a consolidated arbitral proceeding by a single arbitrator appointed in accordance with the rules of CCIG.



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